EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Announces 1-For-20 Reverse Stock Split
TULSA, OK - May 14, 2020 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or "the Company"), today announced that at the Company's Annual Meeting, its stockholders voted to approve a proposal authorizing the Company, at the discretion of the Board of Directors, to effect (i) a reverse stock split of the Company's common stock at a ratio ranging from 1-for-5 to 1-for-20 of shares currently outstanding and (ii) a corresponding reduction in the number of authorized shares of the Company's common stock.
Following the Company's Annual Meeting, the Board of Directors approved a 1-for-20 reverse stock split ratio. The reverse stock split is expected to become effective on or about June 1, 2020. If completed, the Company's stockholders will receive one new share of Laredo common stock for every 20 shares of Laredo common stock held prior to the effective date. Stockholders will receive cash in lieu of any fractional shares. If completed, the Company's common stock will begin trading on a split-adjusted basis on the New York Stock Exchange ("NYSE") at the market open the day following the effective date.
The reverse stock split is intended to increase the market price of the Company's common stock in order to regain compliance with the NYSE's continued listing standards. Once effective, the number of authorized shares of the Company's common stock will decrease from 450,000,000 to 22,500,000.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Forward-Looking Statements
This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, the timing of the reverse stock split, a determination by the Company’s Board of Directors not to promptly implement or to abandon the proposed reverse stock split in its discretion, the potential benefits of a reverse stock split, including but not limited to continued listing on the New York Stock Exchange, the potential for a higher stock price, the possibility that the reverse stock split may not have its intended effects and that factors unrelated to the reverse stock split may impact the per share trading price of our common stock.

General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic and actions by OPEC+, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, production curtailment, hedging activities, possible impacts of litigation and regulations, the impact of repurchases, if any, of securities from time to time, the impact of a reverse stock split, if any, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2019, and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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Contact:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com

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